CareMax Reports Fourth Quarter and Full Year 2022 Results

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Exceeded 2022 Guidance for Membership and Revenue and Met 2022 Guidance for Adjusted EBITDA (Inclusive of De Novo Pre-Opening Costs and Post-Opening Losses)
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Year-end 2022 Medicare Advantage Membership of 93,500, up 179% year-over-year
•
Full Year 2022 Total Revenue of $631 million, up 113% year-over-year on a GAAP Basis, or up 57% on a Pro Forma Basis1,3
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Expanded Presence with De Novo Openings in New York, Tennessee, Texas and Florida, Bringing Year-End Center Count to 62
•
Guided to Continued Growth in Medicare Advantage Membership, Revenue and Adjusted EBITDA in 2023
•
Increased Delayed Draw Term Loan Capacity on Existing Credit Facility by $60 million
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CareMax Scheduled to Host Investor Day in Miami on March 13

Miami, FL - March 9, 2023 - CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or the “Company”), a leading technology-enabled value-based care delivery system, today announced financial results for the fourth quarter and full year ended December 31, 2022.

“CareMax delivered strong results in 2022 driven by disciplined execution of our strategy,” said Carlos de Solo, Chief Executive Officer. “In the past year, we reached a major milestone in our mission to transform healthcare for seniors throughout the U.S. with our acquisition of Steward Health Care’s value-based care business. We are now focused on integrating this business into our MSO and are excited about the benefits we expect to realize in 2023 and beyond. We remain committed to delivering excellent care and service to our patients and their families, while creating long-term value for our stakeholders.”

Recast 2022 Guidance Reflecting Inclusion of De Novo Pre-Opening and Post-Opening Losses

Beginning with this earnings release, the Company has revised its presentation and calculation of Adjusted EBITDA to no longer add back de novo pre-opening costs and post-opening losses and has recast its prior presentation of Adjusted EBITDA, including its prior Adjusted EBITDA guidance.

	2022 Original Guidance	2022 Revised Guidance	Actual
Medicare Advantage Membership	38,000 to 40,000	>40,000	93,500
Revenue	$540 million to $560 million	$600 to $620 million	$631 million
Adjusted EBITDA*	$10 million to $20 million	$10 million to $20 million	$22 million
Centers	60	60	62

* Recast Adjusted EBITDA includes the impacts of de novo pre-opening costs and post-opening losses.

Fourth Quarter 2022 Results1,2

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Total revenue was $164.3 million, up 39% year-over-year.
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Medical Expense Ratio was 69.5%, compared to 71.5% for the fourth quarter of 2021.
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Net income was $10.4 million, compared to net loss of $3.6 million for the fourth quarter of 2021.
o
Net income in the fourth quarter of 2022 includes a $76.3 million non-cash gain on remeasurement of contingent earnout liabilities and a $20.1 million non-cash tax benefit, partially offset by a $70.0 million non-cash goodwill impairment.
•
Adjusted EBITDA (including the impact of de novo pre-opening costs and post-opening losses) was $5.1 million for the fourth quarter of 2022 and $3.0 million for the fourth quarter of 2021.
o
The Company has revised its presentation and calculation of Adjusted EBITDA to no longer add back de novo pre-opening costs and post-opening losses and has recast its prior presentation of Adjusted EBITDA. Adjusted EBITDA as previously reported for the fourth quarter of 2021 included an addback of $1.3 million for de novo pre-opening costs and post-opening losses. De novo pre-opening costs and post-opening losses for the fourth quarter of 2022 were $5.5 million.
•
Platform Contribution was $25.6 million, compared to $16.0 million for the fourth quarter of 2021.

Full Year 2022 Results1,2,3

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Total revenue was $631.1 million, up 113% year-over-year on a GAAP basis, or up 57% on a pro forma basis.
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Medical Expense Ratio was 72.7%, compared to the pro forma Medical Expense Ratio of 74.7% for the year ended December 31, 2021.
•
Net loss was $37.8 million, compared to net loss of $6.7 million for the year ended December 31, 2021.
•
Adjusted EBITDA (including the impact of de novo pre-opening costs and post-opening losses) was $22.0 million for the year ended December 31, 2022 and $10.7 million for the year ended December 31, 2021.
o
As noted above, the Company has revised its presentation and calculation of Adjusted EBITDA to no longer add back de novo pre-opening costs and post-opening losses and has recast its prior presentation of Adjusted EBITDA. Adjusted EBITDA as previously reported for the year ended December 31, 2021 included an addback of $2.6 million for de novo pre-opening costs and post-opening losses. De novo pre-opening costs and post-opening losses for the year ended December 31, 2022 were $13.0 million.
•
Platform Contribution was $85.1 million, compared to $49.9 million pro forma Platform Contribution for the year ended December 31, 2021.

Financial Outlook for Full Year 2023

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Year-end Medicare Advantage membership of 110,000 to 120,000, up 18% to 28% year-over-year.
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Total revenue of $700 million to $750 million, up 11% to 19% year-over-year.
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Adjusted EBITDA of $25 million to $35 million, up 13% to 59% year-over-year, compared to $22 million for the year-ended December 31, 2022. As noted above, pre-opening costs and post-opening losses are no longer added back to the Company’s calculation of Adjusted EBITDA, and are anticipated to be approximately $25 million in 2023.

1Fourth Quarter 2022 and Full Year 2022 includes the activities of Steward Value-Based Care for the period from November 10, 2022 (closing) to (and including) December 31, 2022.

2Adjusted EBITDA and Platform Contribution are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to GAAP financial statements is included in the appendix to this earnings release.

3Pro Forma year-over-year comparisons to full year 2021 reflect the business combinations of IMC Medical Group Holdings and Care Holdings as if they had occurred on January 1, 2021. A reconciliation of the pro forma financial information to GAAP financial statements is included in this earnings release.

•

Increased Delayed Draw Term Loan Capacity on Existing Credit Facility by $60 million

On March 8, 2023, the Company entered into an amendment to its existing credit facility to provide for a delayed draw term loan B facility in the amount of $60.0 million, which may be drawn by the Company in up to five borrowings over the next twelve months, bringing the total committed amount of the credit facility to $360.0 million, $125.0 million of which is not currently drawn.

Conference Call Details

Management will host a conference call at 8:30 am ET today to discuss the results. The conference call can be accessed by dialing (888) 330-2508 for U.S. participants, or (240) 789-2735 for international participants, and referencing conference ID 7874605. A live audio webcast as well as related presentation materials will also be available on the “Events & Presentations” section of CareMax’s investor relations website at ir.caremax.com. Following the live call, a replay will be available on the Company's website.

About CareMax

Founded in 2011, CareMax is a value-based care delivery system that utilizes a proprietary technology-enabled platform and multi-specialty, whole person health model to deliver comprehensive, preventative and coordinated care for its members. With over 2,000 employed and affiliated providers across 10 states, and fully integrated, Five-Star Quality rated health and wellness centers, CareMax is redefining healthcare across the country by reducing costs, improving overall outcomes and promoting health equity for seniors. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, strategy and financial performance, the closing of the Steward transaction and the benefits thereof, and the filing of the Company’s periodic reports. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the Company’s ability to integrate acquired businesses, including the ability to implement business plans, forecasts, and other expectations after the completion of the Steward transaction; the failure to realize anticipated benefits of the Steward transaction or to realize estimated pro forma results and underlying assumptions; the impact of COVID-19 or any variant thereof or any other pandemic or epidemic on the Company's business and results of operation; the Company’s ability to attract new patients; the availability of sites for de novo centers and the costs of opening such de novo centers; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage and Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs and the Company’s ability to comply with the covenants under the agreements governing its indebtedness; the Company’s ability to address the material weakness in its internal control over financial reporting; the Company's ability to recruit and retain qualified team members and independent physicians; and risks related to future acquisitions. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained in this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the SEC. Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Platform Contribution and margin thereof have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. For this reason, these non-GAAP measures may not be comparable to other companies’ similarly labeled non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.

A reconciliation for Adjusted EBITDA and Platform Contribution to the most directly comparable GAAP financial measures is included below. A reconciliation of projected 2023 Adjusted EBITDA to the most directly comparable GAAP financial measure is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate this. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

Use of Pro Forma Financial Information and Pro Forma Non-GAAP Financial Information

Certain of the information presented in the Non-GAAP Financial Summary and in the reconciliations to non-GAAP financial measures includes pro forma information derived from the unaudited pro forma statements of operations which are provided for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions of IMC and Care Holdings had occurred in the stated historical periods, nor are they indicative of the future results or financial position of the combined company. The unaudited pro forma statements of operations do not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisitions of IMC and Care Holdings, any integration costs or tax deductibility of transaction costs.

Additionally, Adjusted EBITDA presented on a pro forma basis gives effect to the acquisitions of IMC and Care Holdings as if they had occurred in historical periods. Such non-GAAP financial measures do not necessarily reflect what the Company’s Adjusted EBITDA would have been had the acquisitions occurred on the dates indicated.

CAREMAX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS

Current Assets
Cash and cash equivalents	$41,626	$47,917
Accounts receivable, net	151,036	41,998
Inventory	723	550
Other current assets	3,245	17,040
Risk settlements due from providers	707	539
Total Current Assets	197,336	108,044

Property and equipment, net	21,006	15,993
Operating lease right-of-use assets	108,937	-
Goodwill	700,643	464,566
Intangible assets, net	123,585	59,811
Deferred debt issuance costs	1,685	1,972
Other assets	17,550	2,706
Total Assets	$1,170,743	$653,092

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$7,687	$3,110
Accrued expenses	18,631	8,690
Risk settlements due to providers	14,171	196
Related party debt, net	30,277	-
Current portion of third-party debt	253	6,275
Current portion of operating lease liabilities	5,512	-
Other current liabilities	790	3,687
Total Current Liabilities	77,322	21,959
Derivative warrant liabilities	3,974	8,375
Long-term debt, net	230,725	110,960
Long-term operating lease liabilities	96,539	-
Contingent earnout liability	134,561	-
Other liabilities	8,075	6,428
Total Liabilities	551,196	147,722
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock (1,000,000 shares authorized; one and zero shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively)	-	-
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 111,332,584 and 87,367,972 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively)	11	9
Additional paid-in-capital	657,126	505,327
(Accumulated deficit) Retained earnings	(37,590)	33
Total Stockholders' Equity	619,547	505,370

Total Liabilities and Stockholders' Equity	$1,170,743	$653,092

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue
Medicare risk-based revenue	$113,041	$91,277	$486,718	$233,282
Medicaid risk-based revenue	36,620	20,160	96,534	46,493
Other revenue	14,602	6,869	47,880	15,987
Total revenue	164,263	118,306	631,132	295,762

Operating expenses
External provider costs	104,078	79,724	424,182	206,747
Cost of care	38,723	22,743	126,648	57,566
Sales and marketing	3,806	2,614	11,761	4,955
Corporate, general and administrative	17,096	16,315	75,824	40,579
Depreciation and amortization	7,180	6,089	21,719	13,216
Goodwill impairment	70,000	-	70,000	-
Acquisition related costs	9,616	494	13,165	1,522
Total operating expenses	250,498	127,982	743,297	324,585
Operating loss	(86,235)	(9,675)	(112,165)	(28,822)
Nonoperating income (expense)
Interest expense, net	(8,542)	(1,905)	(20,242)	(4,492)
Change in fair value of derivative warrant liabilities	7,877	8,735	4,401	20,757
Gain on remeasurement of contingent earnout liabilities	76,295	-	76,295	5,794
Loss on disposal of fixed assets, net	-	(50)	-	(50)
(Loss) gain on extinguishment of debt, net	-	(7)	(6,172)	1,630
Other income (expense), net	966	(493)	546	(1,333)
Loss before income tax	(9,640)	(3,396)	(57,337)	(6,516)
Income tax (benefit) provision	(20,074)	159	(19,542)	159
Net loss	$10,434	$(3,555)	$(37,796)	$(6,675)

Weighted-average basic shares outstanding	100,886,695	87,105,940	90,799,308	52,620,980
Net income (loss) per share
Basic	$0.10	$(0.04)	$(0.42)	$(0.13)

CAREMAX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(37,796)	$(6,675)
Adjustments to reconcile net loss to net cash and cash equivalents
Depreciation and amortization expense	21,719	13,215
Amortization of debt issuance costs and discount	2,382	866
Stock-based compensation expense	10,271	1,341
Income tax provision	(19,542)	-
Change in fair value of derivative warrant liabilities	(4,401)	(20,757)
Loss (gain) on remeasurement of contingent earnout liabilities	(76,295)	(5,794)
Loss (gain) on extinguishment of debt	6,172	(1,630)
Payment-in-kind interest expense	5,277	-
Provision for credit losses	1,243	-
Goodwill impairment	70,000	-
Other non-cash, net	6,506	331
Changes in operating assets and liabilities:
Accounts receivable	(66,561)	(3,836)
Inventory	(172)	(85)
Other current assets	2,678	(768)
Risk settlements due to (from) providers	6,775	(459)
Due to (from) related parties	-	235
Other assets	(3,127)	(1,501)
Operating lease assets and liabilities	4,386	-
Accounts payable	1,730	(984)
Accrued expenses	4,722	1,216
Other liabilities	(4,183)	1,429
Net cash used in operating activities	(68,216)	(23,856)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(7,450)	(3,990)
Return of cash held in escrow	785	-
Acquisition of businesses, net of cash acquired	(55,837)	(312,589)
Net cash used in investing activities	(62,502)	(316,579)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Class A common stock	-	415,000
Issuance costs of Class A common stock	-	(12,471)
Recapitalization transaction	-	(108,435)
Proceeds from third-party borrowings, net of discount	230,000	125,000
Proceeds from related party borrowings, net of discount	29,876	-
Principal payments on long-term debt	(121,977)	(27,711)
Payments of debt issuance costs	(8,031)	(7,478)
Debt extinguishment costs	-	(487)
Collateral for letters of credit	(5,439)	-
Net cash provided by financing activities	124,428	383,418

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(6,290)	42,983
Cash and cash equivalents - beginning of period	47,917	4,934
CASH AND CASH EQUIVALENTS - END OF PERIOD	$41,626	$47,917

Non-GAAP Financial Summary*
(in thousands)	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022
Medicare risk-based revenue	$65,210	$65,394	$66,618	$76,428	$91,277	$107,747	$143,664	$122,267	$113,041
Medicaid risk-based revenue	19,062	18,897	20,454	20,884	20,160	20,165	19,896	19,852	36,620
Other revenue	3,801	4,127	4,839	7,308	6,869	9,008	8,719	15,551	14,602
Total revenue	88,073	88,418	91,911	104,620	118,306	136,920	172,279	157,670	164,263

External provider costs	57,775	60,278	70,466	73,329	79,724	92,856	120,348	106,900	104,078
Cost of care	12,446	13,427	13,246	20,315	22,606	26,854	30,293	30,150	$34,581
Platform contribution	17,852	14,712	8,199	10,976	15,977	17,210	21,638	20,620	25,604
Platform contribution margin (%)	20.3%	16.6%	8.9%	10.5%	13.5%	12.6%	12.6%	13.1%	15.6%

Sales and marketing	$1,431	$391	$1,688	$1,274	$2,615	$3,301	$2,299	$2,355	$3,806
Corporate, general and administrative	6,519	7,197	6,367	9,212	10,400	10,139	11,464	13,000	16,674
Adjusted operating expenses	7,951	7,588	8,055	10,485	13,015	13,440	13,763	15,355	20,480

Adjusted EBITDA	n/a	n/a	n/a	$490	$2,962	$3,769	$7,876	$5,265	$5,124
Pro Forma Adjusted EBITDA	$9,901	$7,124	$144	n/a	n/a	n/a	n/a	n/a	n/a

* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred on January 1, 2020. Figures may not sum due to rounding.

Non-GAAP Operating Metrics*	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022
Centers	24	24	34	40	45	48	48	51	62
Markets	1	1	2	3	4	6	6	7	7
Patients (MCREM)**	28,400	29,200	35,300	40,400	50,100	50,600	54,000	57,400	221,500
Patients in value-based care arrangements (MCREM)	87.7%	87.0%	84.1%	87.2%	79.3%	79.8%	81.0%	78.2%	97.6%
Platform Contribution ($, millions)***	$17.9	$14.7	$8.2	$11.0	$16.0	$17.3	$21.7	$20.7	$25.6
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred on January 1, 2020.
** MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.

*** Platform contribution defined as revenue less external provider costs and cost of care. For periods prior to September 30, 2021, the measure was calculated in a manner consistent with the concepts of Article 8 of Regulation S-X and represents pro forma Platform Contribution.

Reconciliation to Adjusted EBITDA and Pro Forma Adjusted EBITDA*
(in thousands)	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022
Net income (loss)	$1,218	$1,302	$10,057	$(14,479)	$(3,553)	$(16,797)	$(9,381)	$(22,052)	$10,434
Interest expense	542	504	792	1,291	1,905	1,728	3,896	6,076	8,542
Depreciation and amortization	429	514	1,437	5,176	6,089	5,062	4,903	4,573	7,180
Remeasurement of warrant and contingent earnout liabilities	-	-	(19,215)	1,398	(8,734)	3,536	(7,391)	7,331	(84,171)
Goodwill impairment	-	-	-	-	-	-	-	-	70,000
Stock-based compensation	-	-	-	966	375	1,087	2,788	3,611	2,786
Loss (gain) on extinguishment of debt, net	451	-	(1,358)	(279)	7	-	6,172	-	-
Acquisition related costs	893	1,168	3,806	1,871	2,325	3,429	4,074	2,118	10,632
Transaction related restructuring costs	1,382	1,550	8,059	3,072	4,170	5,083	2,598	3,514	762
Other (income) expense, net	101	1,001	(2,242)	1,475	218	461	46	(86)	(967)
Income tax provision (benefit)	-	-	-	-	159	181	171	181	(20,074)
Adjusted EBITDA	n/a	n/a	n/a	490	2,962	3,769	7,876	5,265	5,124
Pro forma adjustments	4,885	1,085	(1,192)	-	-	-	-	-	-
Pro forma Adjusted EBITDA	$9,901	$7,124	$144	n/a	n/a	n/a	n/a	n/a	n/a
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred on January 1, 2020.

Memo:
De Novo Pre-Opening Costs	$-	$-	$19	$544	$806	$973	$506	$2,426	$3,205
De Novo Post-Opening Costs	484	184	364	195	489	1,119	993	1,533	2,274

Reconciliation to Pro Forma Platform Contribution

in millions	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Mar 31, 2022	Jun 30, 2022	Sep 30, 2022	Dec 31, 2022
Operating income (loss)	$2.2	$1.8	$(9.7)	$(11.2)	$(9.7)	$(10.9)	$(6.5)	$(8.6)	$(86.2)
Sales and marketing	0.3	0.3	0.8	1.3	2.6	3.3	2.3	2.4	3.8
Corporate, general and administrative	3.1	1.8	8.9	13.6	16.3	19.0	18.1	21.7	17.0
Depreciation and amortization	0.4	0.6	1.4	5.2	6.1	5.0	4.9	4.6	7.2
Goodwill impairment	-	-	-	-	-	-	-	-	70.0
Acquisition related costs	-	-	0.1	0.9	0.5	0.3	2.8	0.5	9.6
Other adjustments (a)	-	-	-	1.3	0.2	0.6	0.1	0.1	4.1
Pro forma adjustments (b)	11.8	10.3	6.7	-	-	-	-	-	-
Pro forma Platform Contribution	$17.9	$14.7	$8.2	n/a	n/a	n/a	n/a	n/a	n/a
Platform Contribution	n/a	n/a	n/a	11.0	16.0	17.3	21.7	20.7	25.6

(a) Includes costs related to post-Business Combination restructuring, integration initiatives and share-based compensation.

(b) Pro Forma adjustments are computed in a manner consistent with the concepts of Article 8 of Regulation S-X and give effect to the Business Combinations of IMC and Care Holdings as if they had occurred on January 1, 2020.

Calculation of the Pro Forma Medical Expense Ratio

	Three months ended December 31,		Years ended December 31,
(in thousands)	2022	2021	2022	2021*
External provider costs	$104,078	$79,724	$424,182	$283,797
Medicare and Medicaid risk-based revenue	149,661	111,437	583,252	380,112
Medical Expense Ratio	69.5%	71.5%	72.7%	74.7%

* The 2021 figures were calculated based on a pro forma basis, assuming the Business Combinations of IMC and Care Holdings occurred on January 1, 2020.

Contacts:

Investor Relations

Samantha Swerdlin

(847) 924-8980

samantha.swerdlin@caremax.com

Media

Christine Bucan

(305) 542-8855

Christine@thinkbsg.com